UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

Eldorado Resorts, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Execution of Purchase Agreements for Harrah’s New Orleans, Harrah’s Atlantic City and Harrah’s Laughlin

On September 26, 2019, Eldorado Resorts, Inc., a Nevada corporation (“Eldorado” or the “Company”), and VICI Properties L.P. (“Buyer”) entered into the following agreements (each of which were entered into in accordance with the terms of that certain Master Transaction Agreement, dated as of June 24, 2019, by and between the Company and Buyer (the “Master Transaction Agreement”), which was previously disclosed on a Current Report on Form 8-K): (i) a Purchase and Sale Agreement (the “Harrah’s New Orleans Purchase Agreement”) pursuant to which Buyer agreed to acquire, and the Company agreed to cause to be sold, all of the fee and leasehold interests in the land and real property improvements associated with Harrah’s New Orleans in New Orleans, Louisiana (the “Harrah’s New Orleans Property”), for a cash purchase price of $775.5 million; (ii) a Purchase and Sale Agreement (the “Harrah’s Atlantic City Purchase Agreement”) pursuant to which Buyer agreed to acquire, and the Company agreed to cause to be sold, all of the land and real property improvements associated with Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center in Atlantic City, New Jersey (together, the “Harrah’s Atlantic City Property”) for a cash purchase price of $599.25 million; and (iii) a Purchase and Sale Agreement (the “Harrah’s Laughlin Purchase Agreement” and, collectively with the Harrah’s New Orleans Purchase Agreement and the Harrah’s Atlantic City Purchase Agreement, the “Subject Property Purchase Agreements” and each a “Subject Property Purchase Agreement”) pursuant to which Buyer agreed to acquire, and the Company agreed to cause to be sold, all of the equity interests in a newly formed entity that will acquire the land and real property improvements associated with Harrah’s Laughlin Hotel & Casino in Laughlin, Nevada (the “Harrah’s Laughlin Property” and, collectively with the Harrah’s New Orleans Property and the Harrah’s Atlantic City Property, the “Subject Properties” and each a “Subject Property”) for a cash purchase price of $434.75 million.

As noted above, the Subject Property Purchase Agreements were entered into in accordance with the terms of the Master Transaction Agreement, and the acquisitions of the Subject Properties are part of the broader set of transactions contemplated by such Master Transaction Agreement (such transactions, collectively, the “VICI Transaction”), as previously disclosed by the Company. The purchase of each of the Subject Properties is subject to the consummation of the closing of the transactions contemplated under the Agreement and Plan of Merger, dated as of June 24, 2019 (the “Merger Agreement”), by and among the Company, Colt Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of the Company, and Caesars Entertainment Corporation (“Caesars”), pursuant to which Merger Sub will merge with and into Caesars, with Caesars surviving as a wholly owned subsidiary of the Company (the “Merger”), as well as certain customary closing conditions, including satisfactory due diligence reviews to be performed by Buyer during a ninety (90) day due diligence period and obtaining certain regulatory approvals, in each case as set forth in each Subject Property Purchase Agreement. The purchase of each Subject Property will not be cross-conditioned on the purchase of any other Subject Property (that is, Buyer is not required to close on “all or none” of the Subject Properties). In addition, the other transactions that comprise the VICI Transaction are not conditioned on the completion of any or all of the acquisitions of the Subject Properties. Subject to the terms and conditions of the applicable Subject Property Purchase Agreement, if either the Company or Buyer defaults in its obligation to consummate the purchase and sale of the Harrah’s New Orleans Property or the Harrah’s Atlantic City Property, the defaulting party may be responsible for liquidated damages of up to $30.0 million for each such property, and if either the Company or Buyer defaults in its obligation to consummate purchase and sale of the Harrah’s Laughlin Property, the defaulting party may be responsible for liquidated damages of up to $18.5 million. The amount of any liquidated damages payable under the Subject Property Purchase Agreements will be offset on a dollar for dollar basis by the amount of any damages or termination fee paid by the Company or its affiliates under the Master Termination Agreement, which provides for the Company to pay VICI a $75.0 million termination fee in the event the Master Transaction Agreement is terminated because the Merger Agreement is terminated.

In connection with the closing of the purchase of the Subject Properties, the Lease (Non-CPLV), dated October 6, 2017, which currently provides for the lease by Caesars from Buyer of a majority of Caesars’ regional properties, will be amended to include the Subject Properties (such lease, as amended, the “Regional Lease”), which will be leased back to subsidiaries of the Company following the consummation of the Merger for an initial aggregate total additional annual rent of $154.0 million, subject to annual increases in accordance with the Regional Lease. Upon consummation of the purchase of each Subject Property, Buyer’s existing call options on the applicable Subject Property will terminate.

The foregoing description of the Subject Property Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Harrah’s New Orleans Purchase Agreement, the Harrah’s Atlantic City Purchase Agreement and the Harrah’s Laughlin Purchase Agreement, copies of which are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and are incorporated herein by reference.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with Eldorado’s previously announced transaction with Caesars, Eldorado has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “registration statement”) that includes a joint proxy statement of Eldorado and Caesars that also constitutes a prospectus of Eldorado and Caesars (the “joint proxy statement/prospectus”). Each of Eldorado and Caesars has made the joint proxy statement/prospectus available to their respective stockholders. Eldorado and Caesars also plan to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Eldorado or Caesars may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain a copy of the joint proxy statement/prospectus, the registration statement and other relevant documents filed by Eldorado and Caesars without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) Eldorado Resorts, Inc. by mail at 100 West Liberty Street, Suite 1150, Reno, Nevada 89501, Attention: Investor Relations, by telephone at (775) 328-0112 or by going to the Investor page on Eldorado’s corporate website at www.eldoradoresorts.com; or (2) Caesars Entertainment Corporation by mail at Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109, Attention: Investor Relations, by telephone at (800) 319-0047, or by going to the Investors page on Caesars’ corporate website at investor.caesars.com.

Certain Information Regarding Participants

Eldorado, Caesars and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Eldorado and Caesars stockholders in respect of the proposed transaction under the rules of the SEC. You may obtain information regarding the names, affiliations and interests of Eldorado’s directors and executive officers in Eldorado’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019, and its definitive proxy statement for its 2019 Annual Meeting, which was filed with the SEC on April 26, 2019.

Investors may obtain information regarding the names, affiliations and interests of Caesars’ directors and executive officers in Caesars’ Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019, and its proxy statement for its 2019 Annual Meeting, which was filed with the SEC on May 15, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/prospectus carefully and in its entirety before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s New Orleans; New Orleans, Louisiana)

2.2

Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center; Atlantic City, New Jersey)

2.3	Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s Laughlin Hotel and Casino; Laughlin, Nevada)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2019	ELDORADO RESORTS, INC.

	By:	/s/ Thomas R. Reeg
	Name:	Thomas R. Reeg
	Title:	Chief Executive Officer